POWER OF ATTORNEY

The undersigned,
being a person required
to file a statement
under Section 16(a) of
the Securities Exchange
Act of 1934, as amended
(the '1934 Act'), with
respect to Guggenheim
Enhanced Equity Income
Fund (f/k/a Old
Mutual/Claymore
Long-Short Fund),a
Delaware statutory
trust, hereby
authorize, designate
and appoint Kevin M.
Robinson to act as
attorney-in-fact to
execute and file
statements on Form 3,
Form 4 and Form 5 and
any successor forms
adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940, as amended, and
the rules thereunder,
and to take such other
actions as such
attorney-in-fact may
deem necessary or
appropriate in
connection with such
statements, hereby
confirming and ratifying
all actions that such
attorney-in-fact has
taken or may take in
reliance hereon.  This
power of attorney shall
continue in effect until
the undersigned no
longer has an obligation
to file statements under
the section cited above,
or until specifically
terminated in writing by
the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 22nd day
of September, 2010.




Signature

By:  /s/ Mark Mathiasen
     -------------------------
     Mark Mathiasen